Exhibit 99.1


FOUNTAIN POWERBOAT INDUSTRIES, INC. REPORTS THIRD QUARTER RESULTS

CONTINUED SALES IMPROVEMENT - THIRD STRAIGHT QUARTER OF OPERATING PROFIT

WASHINGTON, NORTH CAROLINA, May 8, 2003: Fountain Powerboat Industries, Inc. (NASDAQ: FPWR), the leading manufacturer of high performance sport boats, fish boats, and express cruisers, announces results for the third quarter ended March 31, 2003.

Net sales for the quarter were $12,783,311 up from sales of $10,739,593 for the third quarter of fiscal 2002. Net sales for the nine months of fiscal 2003 ending March 31, 2003 were $37,799,524 up from sales of $25,669,980 for the same nine months of fiscal 2002, which exceeds net sales for the entire fiscal year of 2002.
Operating income before other expenses and deferred tax expense for the quarter was $184,400, providing the third consecutive quarter with operating profit. Operating profit for the nine months was $1,647,179, resulting in operating earnings per share of $.35.

Fountain Powerboats' net operating loss carry-forward will exempt the Company from incurring tax payments on its 2003 income. Earnings per share for the nine months, ending March 31, 2003, after non-operating expenses and before deferred taxes are deducted is $.19. As announced in our earlier press release, on this basis the Company expects to exceed projections of $.27 per share for earnings after non-operating expenses and before deferred taxes for fiscal 2003 ending June 30. Net earnings per share for the nine months ended March 31, 2003 was $.10 per share.

President and CEO, Reginald Fountain says "The primary focus of Fountain Powerboats continues to be growth and profitability, as is evinced by the results of the first three quarters of fiscal 2003. Continued sales improvement and cost reductions should provide the Company a profitable fourth quarter and profitable fiscal 2003."


Safe harbor for forward-looking statements:
This press release may contain forward-looking statements projecting, forecasting, or estimating the Company's performance and industry trends. The achievement of these projections, forecasts, or estimates is subject to certain risks and uncertainties, which include general economic and industry conditions that affect all businesses, as well as matters that are specific to the Company and the markets it serves. Risks that are specific to the company and its markets include, but are not limited to, the cyclical nature of the marine industry; competition in pricing; new product development from competitors; the concentration of Company sales with a few major customers; labor relations at the Company and at its customers and suppliers; and the Company's single-source supply and just-in-time inventory for some critical boat components, which could adversely affect production if a single-source supplier is unable to meet the Company's requirements in a timely manner. Actual results and events may differ materially from those projected, forecasted, or estimated. The Company assumes no obligation to update the forward-looking statements or to update the reason actual results could differ from those contemplated by such forward-looking statements.


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            FOUNTAIN POWERBOAT INDUSTRIES, INC. AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF OPERATIONS


                               For The Three Months      For The Nine Months
                                       Ended                     Ended
                                      March 31                 March 31

                             _______________________    _______________________

                                 2003         2002        2003         2002


NET SALES                    $12,783,311  $10,739,593  $37,799,524  $25,669,980

COST OF SALES                 10,871,979    8,704,173   31,611,866   23,851,157


    Gross Profit               1,911,332    2,035,420    6,187,658    1,818,823

EXPENSES
  Selling Expense              1,396,465    1,432,495    3,311,758    2,982,927
  Selling Expense
   -related parties                    -            -            -            -
  General & Administrative       330,467      564,133    1,228,721    1,527,639


     Total Expenses            1,726,932    1,996,628    4,540,479    4,510,566


OPERATING INCOME (LOSS)          184,400       38,792    1,647,179   (2,691,743)

NON-OPERATING INCOME (EXPENSE)
  Other Income (Expense)         (29,799)      (2,121)         166        2,162
  Interest Expense              (245,939)    (317,205)    (766,615)    (721,570)


INCOME (LOSS) BEFORE TAX         (91,338)    (280,534)     880,730   (3,411,151)

CURRENT TAX EXPENSE                    -            -            -            -
DEFERRED TAXES (BENEFIT)          86,064      (91,382)     406,428   (1,297,705)


NET INCOME (LOSS)               (177,402)    (189,152)     474,302   (2,113,446)
                               __________   __________   _________   ___________
EARNINGS (LOSS) PER SHARE           (.04)        (.04)         .10         (.45)
                               __________   __________   _________   ___________
WEIGHTED AVERAGE
   SHARES OUTSTANDING          4,745,108    4,732,608    4,745,108    4,732,608

DILUTED EARNINGS PER SHARE           N/A          N/A          .10          N/A
                               __________   __________   _________   ___________
WEIGHTED AVERAGE SHARES
OUTSTANDING ASSUMING DILUTION        N/A          N/A    4,811,619          N/A
                               __________   __________   _________   ___________